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DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS, EXCEPT RATIOS)                                        EXHIBIT 12

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                                                     Three Months      Three Months      Nine Months        Nine Months
                                                        Ended             Ended             Ended              Ended
                                                       March 31          March 31          March 31          March 31
                                                         2000              1999              2000              1999
                                                    ---------------   ---------------   ---------------   -------------


Earnings (loss):
        Earnings (loss) before income taxes               $ 376           $ 358           $ 1,539           $ 1,216

Add (deduct):
        Fixed charges from below                            263             208               687               618
        Interest capitalized                                (12)            (12)              (36)              (34)
                                                          -----           -----           -------           -------

Earnings (loss) as adjusted                               $ 627           $ 554           $ 2,190           $ 1,800

Fixed charges:
        Interest expense                                  $ 106           $  47           $   249           $   139
        Portion of rental expense representative
           of the interest factor                           157             161               438               479
                                                          -----           -----           -------           -------

Total fixed charges                                       $ 263           $ 208           $   687           $   618

Ratio of earnings to fixed charges                         2.38            2.66              3.19              2.91
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